EXHIBIT 2

                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST



                                     By-Laws





                                    ARTICLE I



                                  SHAREHOLDERS



         Section 1. PLACE OF MEETING.  All meetings of the Shareholders shall be held at the principal  office of the Trust in the  Commonwealth of Massachusetts or at such other  place  within  the  United  States as may from time to time be designated by the Trustees and stated in the notice of such meeting.



         Section 2. SPECIAL OR EXTRAORDINARY  MEETING.  Special or extraordinary meetings of the  Shareholders  for any purpose or purposes  may be called by the

President or a majority of the  Trustees,  and shall be called by the  Secretary upon receipt of the request in writing signed by  Shareholders  holding not less than  twenty-five  per cent (25%) of the common Share issued and outstanding and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the  proposed  meeting.  The  Secretary  shall inform such  Shareholders  of the reasonably  estimated  costs of preparing and mailing such notice of meeting and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or  purposes  of the  meeting as  required in this  Article I to all

Shareholders
entitled to notice of such meeting.  No special  meeting need be called upon the request of the  holders of Shares  entitled  to cast less than a majority of all votes  entitled  to be cast at such  meeting to  consider  any  matter  which is substantially  the  same as a  matter  voted  upon  at any  special  meeting  of

Shareholders held during the preceding twelve months.



         Section  3.  NOTICE OF  MEETINGS.  Not less than ten days' or more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general  nature of the business  proposed to be transacted at any special or extraordinary  meeting),  shall be given to each

Shareholder  entitled  to vote  thereat by  leaving  the same with him or at his residence  or usual place of business or by mailing  it,  postage  prepaid,  and addressed  to him at his address as it appears  upon the books of the Trust.  If mailed,  notice shall be deemed to be given when  deposited in the United States mail addressed to the Shareholder as aforesaid.


          No notice of the time, place or purpose of any meeting of Shareholders need be given to any  Shareholder  who  attends  in person or by proxy or to any

Shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

         Section 4. RECORD DATES.  The Trustees may fix, in advance,  a date not more  than  sixty  (60) or less  than ten (10)  days  preceding  the date of any meeting  of  Shareholders,  as a  record  date  for  the  determination  of  the

Shareholders  entitled  to  notice  of and to  vote at such  meeting;  and  only

Shareholders  of record on such date shall be  entitled to notice of and to vote at such meeting.



         Section 5. QUORUM AND  ADJOURNMENT OF MEETINGS.  The presence in person or by proxy of the  holders of record of a  majority  of the Shares of the Trust issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Shareholders except as otherwise provided in the Declaration of Trust.  If,  however,  such quorum shall not be present or represented at any meeting of the Shareholders,  the holders of a majority of the Shares present in person or by proxy shall have power to adjourn  the  meeting  from time to time;

without  notice  other than  announcement  at the meeting,  until the  requisite number of  Shareholders  entitled to vote at such meeting  shall be present.  At such adjourned  meeting at which the requisite amount of Shares entitled to vote thereat shall be  represented  any business may be  transacted  which might have been transacted at the meeting as originally notified.



         Section 6. VOTING AND  INSPECTORS.  At all meetings,  Shareholders  of record  entitled to vote thereat  shall have on vote for each Share  standing in his name on the books of the Trust (and such Shareholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of Shareholders entitled to vote at such meeting,

to be exercised  either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized  attorney.  No proxy shall be valid eleven months after its date.



         All elections  shall be had and all questions  decided by a majority of the votes cast at a duly constituted  meeting,  except as otherwise  provided by law or by the  Declaration  of Trust or by these  By-Laws.


          At any election of Trustees, the Chairman of the meeting may, and upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote at such  election  shall,  appoint two  inspectors  of election  who shall first subscribe an oath or affirmation to execute  faithfully the duties of inspectors at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a  certificate  of the result of the vote taken.  No  candidate  for the office of Trustee  shall be  appointed  such

Inspector.


         Section 7. CONDUCT OF MEETINGS.  The meetings of the Shareholders shall be presided over by the President, or if he is not present, by a Vice-President,

or if none of them is present by a Chairman  to be elected at the  meeting.  The

Secretary of the Trust,  if present,  shall act as a Secretary of such meetings,

or if
he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the  Assistant  Secretary  is  present,  then the  meeting  shall  elect its

Secretary.



         Section 8.  CONCERNING  VALIDITY  OF  PROXIES,  BALLOTS,  ETC. At every meeting of the  Shareholders,  all proxies shall be received and taken in charge of and all ballots  shall be received  and  canvassed  by the  Secretary  of the meeting,  who shall decide all questions  concerning upon the  qualification  of voters,  the validity of the proxies and the  acceptance  or rejection of votes,

unless  inspectors of election  shall have been appointed by the Chairman of the meeting,  in which  event such  inspectors  of  election  shall  decide all such questions.



         Section 9. ACTION WITHOUT MEETING. Except as otherwise provided by law,

the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding,  any action required or permitted to be taken at any meeting of

Shareholders  may be taken without a meeting if a meeting of Shareholders may be taken without a meeting if a majority of the Shareholders  entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust.  Such consent  shall be treated for all purposes as a vote taken as a meeting of Shareholders.

                                   ARTICLE II



                                    TRUSTEES
                                    --------



         Section 1. NUMBER AND TENURE OF OFFICE. The property of the Trust shall be  controlled  by and the  business and affairs of the Trust shall be conducted and managed by not less than three (3) or more than  fifteen (15)  Trustees,  as may be fixed from time to time by a written  instrument  signed by a majority of the Trustees then in office.  Trustees need not be  Shareholders.  The tenure of office of each Trustee shall be set by  resolution of the Trustees,  except that any Trustee may resign his office or be removed  from office for cause  pursuant to the provisions of the Declaration of Trust.



         Section 2. VACANCIES.  Pursuant to the provisions of the Declaration of

Trust,  in  case  of any  vacancy  in  the  office  of  Trustee  through  death,

resignation or other cause, other than an increase in the number of Trustees,  a majority of the remaining Trustees,  although a majority is less than quorum, by an  affirmative  vote, or the sole remaining  Trustee,  may elect a successor or successors, as the case may be, to hold office.



         Section 3. INCREASE OR DECREASE IN NUMBER OF TRUSTEES.  Pursuant to the

provisions of the Declaration of Trust, the Trustees,  by the vote of a majority of all the Trustees then in office, may increase the number of

Trustees  and may  elect  Trustees  to fill the  vacancies  created  by any such increase in the number of Trustees.  The Trustees,  by the vote of a majority of all the Trustees then in office, may likewise decrease the number of Trustees to a number not less than three.



         Section 4. PLACE OF MEETING. The Trustees may hold their meetings, have one or more offices,  and keep the books of the Trust,  outside the Commonwealth of Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine,  or in the case of meetings,

as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.



         Section 5. REGULAR MEETINGS.  Regular meetings of the Trustees shall be held at such  time and on such  notice  as the  Trustees  may from  time to time determine.



         Section 6. SPECIAL  MEETINGS.  Special  meetings of the Trustees may be held from time to time upon call of the President,  the Secretary or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such  meeting.  No notice of any  special  meeting  need be given to any  Trustee  who  executes a written waiver of such  notice  either  before or after  the  meeting  is held and which notice is filed with the records of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 7.  QUORUM.  One-third  of the  Trustees  then in office  shall constitute  a quorum for the  transaction  of business,  provided  that a quorum shall in no case be less than two  Trustees.  If at any meeting of the  Trustees there  shall be less than a quorum  present,  a majority  of those  present  may adjourn the meeting from time to time until a quorum shall be obtained.  The act of the  majority  of the  Trustees  present at any  meeting at which  there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by statute or by the Declaration of Trust or by these By-Laws.



         Section 8. EXECUTIVE  COMMITTEE.  The Trustees may, by the  affirmative vote of a majority of the Trustees then in office,  appoint from the Trustees an

Executive  Committee to consist of such number of Trustees (not less than three)

as the Trustees may from time to time  determine.  The Chairman of the Committee shall be elected by the Trustees.  The Trustees by such  affirmative  vote shall have power at any time to change  the  members  of such  Committee  and may fill vacancies in the Committee by election from the Trustees.  When the Trustees are not in session,  to the extent  permitted by law the Executive  Committee  shall have and may exercise any or all of the powers of the Trustees in the management of the business and affairs of the Trust.  The  Executive  Committee may fix its own rules of  procedure,  and may meet when and as  provided by such rules or by resolution of the Trustees,
but in every case the presence of a majority  shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a Trustee to act in his place.



         Section 9. OTHER COMMITTEES.  The Trustees, by the majority vote of all the Trustees  then in office,  may appoint from the  Trustees  other  committees which shall in each case consist of such number of Trustees  (not less than two)

and shall have and may exercise such powers as the Trustees may determine in the resolution  appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings,  unless the

Trustees shall otherwise  provide.  The Trustees shall have power at any time to change the members and powers of any such  committee,  to fill  vacancies and to discharge any such committee.



         Section 10. TELEPHONE MEETINGS. Trustees or a committee of the Trustees may  participate  in a meeting  by means of a  conference  telephone  or similar communications  equipment if all persons  participation  in the meeting can hear each  other  at the  same  time.  Participation  in a  meeting  by  these  means constitutes presence in person at the meeting.



         Section 11. ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all Trustees then in office or all members of such committee, as the case may be, and such written  consent is filed without the minutes of the proceedings of the Trustees or committee.



         Section 12. COMPENSATION. No Trustee shall receive any stated salary or fees from the Trust for his services as such if such Trustee is,  otherwise than by reason of being such Trustee,  an interested  person (as such term is defined by the Investment Company Act of 1940) of the Trust or of its investment adviser or manager or principal  underwriter or  distributor.  Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.



         Section 13.  NOMINATING  COMMITTEE.  The Board of  Trustees  may be the

affirmative  vote of a majority of the entire  Board  appoint from its members a

Nominating  Committee  composed of two or more trustees who are not  "interested persons" (as defined in the Investment Company Act of 1940) of the Trust, as the

Board  may  from  time to time  determine.  The  nominating  Committee  shall be empowered to elect its own chairman who may call, or direct the Secretary of the

Trust to call,  meetings  in  accordance  with the  notice  provisions  of these

By-Laws  otherwise  applicable  to  meetings  of  the  Board  of  Trustees.  The

Nominating Committee shall recommend to the Board a slate of persons who are not

"interested persons" (as defined in
the Investment  Company Act of 1940) of the Trust,  which may include members of the  Nominating  Committee,  to be  nominated  for  election  as trustees by the shareholders  at each  annual  meeting of  shareholders  and to fill any vacancy occurring  for any  reason  among  the  trustees  who are not  such  "interested persons."



                                  ARTICLE III



                                    OFFICERS
                                    --------



         Section 1.  EXECUTIVE  OFFICERS.  The  executive  officers of the Trust shall be chosen by the  Trustees.  These may include a Chairman of the Trust and shall include a President (who shall be a Trustee),  one or more Vice-Presidents

(the  number  thereof to be  determined  by the  Trustees),  a  Secretary  and a

Treasurer.  The  Trustees or the  Executive  Committee  may also in their or its discretion,  as the  case  may  be,  appoint  Assistant  Secretaries,  Assistant

Treasurers  and other  officers,  agents  and  employees,  who  shall  have such authority and perform such duties as the Trustees or the Executive Committee may determine.  The Trustees may fill any vacancy which may occur in any office. Any two officers,  except those of President and Vice-President,  may be held by the same person, but no officer shall execute,  acknowledge or verify any instrument in more  than one  capacity,  if such  instrument  is  required  by law or these

By-Laws to be executed, acknowledge or verified by two or more officers.

         Section 2. TERM OF OFFICE.  The term of office of all officers shall be one year and until their  respective  successors are chosen and  qualified.  Any officer may be removed from office an any time with or without cause by the vote of a majority of the Trustees then in office.



         Section 3. POWERS AND DUTIES. The officers of the Trust shall have such powers and duties as generally  pertain to their  respective  offices as well as such powers and duties as may from time to time be  conferred by the Trustees or by the Executive Committee.



                                   ARTICLE IV



                                 SHARE INTEREST
                                 --------------



         Section 1.  CERTIFICATES  FOR SHARES.  Shareholders are not entitled to receive certificates evidencing their Share ownership, unless the Trustees shall by resolution otherwise determine.



         Section  2.   TRANSFER  OF  SHARES.   Shares  of  the  Trust  shall  be

transferable on the register of the Trust by the holder thereof in person by his agent duly  authorized  in  writing,  upon  delivering  to the  Trustees  or the

Transfer  Agent of a duly executed  instrument  of transfer,  together with such evidence of the  genuineness  of each such execution and  authorization  of such other matter as the Trust or its agents may reasonably require.



         Section 3. REGISTER OF SHARES. A register of the Trust,  containing the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Trust or, if the Trust employs a Transfer Agent, at the offices of the Transfer Agent of the Trust.



                                   ARTICLE V



                                      SEAL
                                      ----



         The Trustee may provide for a suitable  seal,  in such form and bearing such inscriptions as they may determine.



                                   ARTICLE VI



                                  FISCAL YEAR
                                  -----------



         The fiscal  year of the Trust  shall begin on the first day of December and shall end on the last day of November in each year.



                                  ARTICLE VII



                                INDEMNIFICATION
                                ---------------



         A  representative  of the Trust shall be  indemnified by the Trust with respect to each  proceeding  against  such  representative,  except a proceeding brought by or on behalf of the Trust,  against  expenses  (including  attorneys'

fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by such  representative  in connection with such  proceeding,  provided that such representative acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment,  order,

settlement,  conviction  or upon a plea of nolo  contendere  or its  equivalent,

shall not, of itself, create a presumption that the person did not act in a good faith and in a manner  which he  reasonably  believed to be in or not opposed to the best  interests of the Trust and,  with respect to any criminal  proceeding,

had reasonable cause to believe that his conduct was unlawful.



         A representative  of the Trust shall be indemnified by the Trust,  with respect  to each  proceeding  brought  by or on  behalf of the Trust to obtain a judgment or decree in its favor,  against expenses  (including  attorneys' fees)

actually  and  reasonably  incurred  by him in  connection  with the  defense or settlement  of such  proceeding,  if he acted in good  faith  and in a manner he reasonably  believed to be in or not opposed to the best interests of the Trust;

except that no indemnification  shall be made in respect of any claim, issue, or matter as to which  such  representative  has been  adjudged  to be  liable  for negligence or misconduct in the performance of his duty to the Trust, unless and only to the extent  that the court in which the  proceeding  was  brought,  or a court of equity in the  county  in which  the  Trust has its  principal  office,

determines upon application that, despite the adjudication of liability but in view of all circumstances in the case, such corporate representative is fairly and  reasonably  entitled to indemnity  for the expenses  which the court considers proper.



         To the extent that the  representative of the Trust has been successful on the  merits or  otherwise  in defense of any  proceeding  referred  to in the preceding two paragraphs,  or in defense of any claim,  issue or matter therein,

the Trust shall indemnify him against all expenses  (including  attorneys' fees)

actually and reasonably incurred by him in connection therewith.



         Except as provided in the preceding paragraph any indemnification under the first two  paragraphs of this Article  (unless  ordered by a court) shall be made by the Trust only as authorized  in the specific case upon a  determination that  indemnification  of the  representative  of the  Trust  is  proper  in the circumstances because he has met the applicable standard of conduct set forth in such  paragraphs.  The  determination  shall  be made (1) by the  Trustees  by a majority  vote of a quorum  consisting  of Trustees  who were not parties to the proceeding, or (2) if a quorum is not obtainable or if a quorum of disinterested

Trustees so directs,  by independent legal counsel in a written opinion,  or (3)

by the Shareholders.



         Expenses (including attorneys' fees) incurred in defending a proceeding may be paid  by the  Trust  advance  of the  final  disposition  thereof  if (1)

authorized by the

Trustees in the specific  case,  and (2) the Trust receives an undertaking by or on behalf of the  representative  of the Trust to repay the advance if it is not ultimately  determined  that he is  entitled to be  indemnified  by the Trust as authorized in this Article.


          The  indemnification  provided  by this  Article  shall  not be deemed exclusive  of any other rights to which a  representative  of the Trust or other

person  may  be  entitled  under  any  agreement,   vote  of   Shareholders   or

disinterested Trustees or otherwise,  both as to action in his official capacity and as to action  in  another  capacity  while  holding  the  office,  and shall continue  as to a person who has ceased to be a Trustee,  officer,  employee  or agent and inure to the benefit of his heirs and personal representatives.


          The Trust may purchase and maintain  insurance on behalf of any person who is or was  Trustee,  officer,  employee or agent of the Trust,  or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent  of  another  trust,  corporation,  partnership,  joint  venture  or other enterprise against any liability asserted against him and incurred by him in any such  capacity or arising out of his status as such,  regardless  of whether the

Trust would have the power to  indemnify  him against  the  liability  under the provisions of this Article.

         Nothing contained in this Section shall be construed to indemnify any representative of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard or reckless disregard of the duties involved in the conduct of his office.



         As  used  in  this  Article  "representative  of the  Trust"  means  an individual (1) who is a present or former Trustee, officer, agent or employee of the Trust or who serves or has served  another trust  corporation,  partnership,

joint venture or other  enterprise  in one of such  capacities at the request of the Trust,  and (2) who by reason of his position is, has been or is  threatened to be made a party to a proceeding;  and  "Proceeding"  includes any threatened,

pending or  completed  action,  suit or  proceeding,  whether  civil,  criminal,

administrative or investigative.



                                  ARTICLE VIII



                                   CUSTODIAN
                                   ---------



         Section 1. The Trust shall have as custodian or custodians  one or more trust  companies or banks of good standing,  each having a capital,  surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000),

and, to the extent required by the Investment Company Act of 1940, the funds and securities  held by the Trust  shall be kept in the  custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Trust may use as  subcustodians,  for the purpose of holding any  foreign  securities  and related funds of the Trust such foreign banks as the Trustees may approve and as shall be permitted by law.





         Section 2. The Trust shall upon the  resignation  or inability to serve of its custodian or upon change of the custodian:



            (i) in case of such  resignation or inability to serve, use its best efforts to obtain a successor custodian;



            (ii)  require  that the cash and  securities  owned by the  Trust be delivered directly to the successor custodian; and



            (iii) in the event that no successor  custodian can be found, submit to the  Shareholders  before  permitting  delivery  of the  cash and securities  owned  by  the  Trust  otherwise  than  to  a  successor custodian,  the question  whether the Trust shall be  liquidated  or shall function without a custodian.



                                   ARTICLE IX



                              AMENDMENT OF BY-LAWS
                              --------------------



         The By-Laws of the Trust may be altered,  amended, added to or repealed by the Shareholders or by majority vote of all the Trustees then in office;

but any such alteration,  amendment, addition or repeal of the By-Laws by action of the Trustees may be altered or repealed by Shareholders.